SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or Section 15(d)
                     of the Securities Exchange Act of 1934





                       Date of Report - December 26, 2001



                              CH ENERGY GROUP, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



NEW YORK                              0-30512                       14-1804460
--------------------         ----------------------------        ---------------
State or other               (Commission File                    (IRS Employer
jurisdiction of               Identification)                      Number)
incorporation number

284 South Avenue, Poughkeepsie, New York                 12601-4879
----------------------------------------              ------------------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (845) 452-2000


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Item 5.     Other Events

            1.    Sale of CH Resources, Inc.
                  --------------------------

            Reference is made to the caption "CH Resources, Inc. Proposed Sale" in Item 2 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

          On December 21, 2001, the Registrant announced that its wholly owned subsidiary, Central Hudson Energy Services, Inc., has agreed to the sale of its wholly owned subsidiary, CH Resources, Inc. to WPS Power Development, Inc. of Green Bay, Wisconsin, and it issued a press release about the sale as follows:

          CH Energy Group Announces Successful Sale of Business Unit

(POUGHKEEPSIE, NY) CH Energy Group, Inc. (NYSE: CHG) today announced the sale by its wholly owned subsidiary Central Hudson Energy Services, Inc. of its CH Resources, Inc. business unit, which consists of three upstate New York power plants and associated assets, to WPS Power Development, Inc. of Green Bay, WI, for approximately $61 million. The sale of CH Resources, Inc., net of taxes, transaction costs and potential offsets related to disposition of certain contracts, will result in a modest gain to CH Energy Group when the transaction closes in early 2002. The sale is subject to regulatory approvals.

          "We're extremely pleased with the sale. After CH Resources purchased the three then-inactive plants, our dedicated staff returned them to efficient operational status and added significantly to their overall value. Yet, we recognized that the value of these plants could be further maximized as part of a larger generating portfolio," said Paul J. Ganci, Chairman of the Board and Chief Executive Officer of CH Energy Group, Inc. "Since we've also determined that our competitive business units would best benefit by increasing our focus on our successful oil distribution business, this divestiture helps us to achieve that goal."

          The three plants, which are located in Beaver Falls, Niagara Falls and Solvay, New York, have a combined generating capacity of 257 megawatts. "We certainly wish WPS and the hard-working staff of the power plants much success in the future," Ganci said.

          Central Hudson Energy Services, Inc. was represented in the sale by Navigant Consulting, Inc. of Burlington, MA.

          CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy industry through two primary subsidiaries: Central Hudson Gas & Electric Corporation and Central Hudson Energy Services, Inc. Central Hudson is a regulated electric and natural gas utility serving approximately 625,000 people in eight counties of New York State's Mid-Hudson Valley. Central Hudson Energy Services, Inc., the parent of CH Resources, Inc., is a family of competitive  businesses  supplying natural gas, fuel oil,  electricity and propane - as well as a full menu of energy services - to more than 60,000 customers throughout the Northeast. CH Energy Group, Inc. had revenues of $750 million in 2000.

                                      # # #

Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67, and within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time-to-time in the Company's reports filed with the SEC. All forward-looking statements are intended to be subject to the safe harbor protections provided by the laws mentioned above. A number of important factors affecting the Company's business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. Those factors include weather, energy supply and demand, developments in the legislative, regulatory and competitive environment, electric and gas industry restructuring and cost recovery, future market prices for energy, capacity and ancillary services, nuclear industry regulation, the outcome of pending litigation, and certain environmental matters, particularly ongoing development of air quality regulations and industrial waste remediation requirements.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CH ENERGY GROUP, INC.
                                                (Registrant)


                                 By:          /s/ Donna S. Doyle
                                     -----------------------------------------
                                                  DONNA S. DOYLE
                                      Vice President - Accounting and Controller

Dated:    December 26, 2001